AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 11, 2003

                                                   Registration No. 333-
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--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------
                     FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             VIRGINIA                                     32-0045263
 (State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
   Incorporation or Organization)

   1001 NINETEENTH STREET NORTH
            ARLINGTON, VA                                   22209
  (Address of Principal Executive Offices)                (Zip Code)

                       FBR STOCK AND ANNUAL INCENTIVE PLAN
              FBR ASSET INVESTMENT CORPORATION STOCK INCENTIVE PLAN
                  NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN
                           (Full titles of the plans)

                            ------------------------

                            WILLIAM J. GINIVAN, ESQ.
                  SENIOR VICE PRESIDENT AND CHIEF LEGAL OFFICER
                     FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
                          1001 NINETEENTH STREET NORTH
                               ARLINGTON, VA 22209
                     (Name and Address of Agent for Service)

                                 (703) 312-9500
          (Telephone number, including area code, of agent for service)

                            ------------------------



                         CALCULATION OF REGISTRATION FEE

=========================================== ===================== ====================== ===================== ===================
                                                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO BE         OFFERING PRICE           AGGREGATE            AMOUNT OF
             TO BE REGISTERED                  REGISTERED(1)            PER SHARE           OFFERING PRICE      REGISTRATION FEE
------------------------------------------- --------------------- ---------------------- --------------------- -------------------

          Class A Common Stock,                12,627,555 (2)              (3)              $133,336,074(3)         $10,787
        par value $0.01 per share
=========================================== ===================== ====================== ===================== ===================


(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the plans listed above.

(2) The shares of New FBR Class A common stock being registered hereby include (a) 10,565,709 shares to be offered under the FBR Stock and Annual Incentive Plan ("Annual Incentive Plan") (b) 1,861,846 shares to be offered under the FBR Asset Investment Corporation Stock Incentive Plan ("Stock Incentive Plan") and (c) 200,000 shares to be offered under the Non-Employee Director Stock Compensation Plan ("Director Stock Compensation Plan" and, together with the Annual Incentive Plan and the Stock Incentive Plan, the "Plans"). In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans described herein.

(3) Estimated pursuant to Rules 457(c) and 457(h)(1) under the Securities Act solely for the purpose of computing the registration fee and based upon (a)(i) in the case of the shares of New FBR Class A common stock based upon the Annual Incentive Plan, the weighted average of the option exercise price of $10.69 with respect to 7,231,311 shares of FBR Group Class A common stock outstanding as of March 31, 2003, (ii) in the case of the shares of New FBR Class A common stock based upon the Stock Incentive Plan, the weighted average of the option exercise price of $20.00 with respect to 66,095 shares of FBR Asset common stock outstanding as of March 31, 2003, that became options to purchase a total of 241,246 shares of New FBR Class A common stock upon consummation of the Merger pursuant to the Merger Agreement, and (iii) in the case of shares of New FBR Class A common stock based upon the Director Stock Compensation Plan, the weighted average of the option exercise price of $13.82 with respect to 96,000 shares of FBR Group Class A common stock outstanding as of March 31, 2003, and (b) in the case of shares of New FBR Class A common stock for which options have not yet been granted or prices of shares to be issued, the average of the high and low prices of New FBR Class A common stock on the New
         York Stock Exchange on April 8, 2003.

                                EXPLANATORY NOTE

                  Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of November 14, 2002, by and among Friedman, Billings, Ramsey Group, Inc. ("FBR Group"), FBR Asset Investment Corporation ("FBR Asset") and Forest Merger Corporation ("New FBR," renamed "Friedman, Billings, Ramsey Group, Inc. following completion of the Merger), on March 31, 2003, FBR Asset was merged with and into New FBR and, following completion of that merger, FBR Group was merged with and into New FBR (together, the "Merger"). Pursuant to the Merger Agreement, New FBR assumed the obligations of FBR Group and FBR Asset under the Plans.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

                  Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), by FBR Group, FBR Asset and New FBR are hereby incorporated in this Registration Statement by reference:

        (1) FBR Group's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC on March 28, 2003;

        (2) FBR Asset's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the SEC on March 29, 2002, and as amended by Form 10-K/A filed with the SEC on June 27, 2002 (except with respect to audited financial statement information, which is incorporated by reference to FBR Group's Annual Report on Form 10-K for the year ended December 31,
                 2002);

        (3) FBR Asset's Quarterly Reports on Form 10-Q for the periods ended March 31, 2002, June 30, 2002 and September 30, 2002;

        (4) FBR Group's Current Reports on Form 8-K as filed with the SEC on January 30, 2003 and March 28, 2003;

        (5) FBR Asset's Current Reports on Form 8-K as filed with the SEC on February 6, 2002, February 12, 2002, March 20, 2002, March 22, 2002, April 5, 2002, April 10, 2002, two on April 24, 2002,
                 May 3, 2002, June 28, 2002, July 25, 2002, August 12, 2002,
                 October 23, 2002, November 15, 2002, November 18, 2002,
                 December 6, 2002, January 29, 2003 and March 28, 2003; and

        (6) The description of New FBR common stock contained in the prospectus included in the Registration Statement of New FBR on Form S-4 (Registration No. 333-10173), as that description may be updated from time to time.

                  All documents filed by New FBR with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

                  Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                     EXPERTS

                  The financial statements incorporated into this registration statement by reference to the Annual Report on Form 10-K of FBR Group for the year ended December 31, 2002, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                  The consolidated financial statements of FBR Asset Investment Corporation and subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not applicable

Item 5.           Interests of Named Experts and Counsel

                  The legality of New FBR's shares to be issued in connection with Plans is being passed upon for New FBR by William J. Ginivan, Senior Vice President and Chief Legal Counsel, Friedman, Billings, Ramsey Group, Inc. As of April 11, 2003, Mr. Ginvan beneficially owns

93,518 shares of New FBR Class A common stock and held unvested options to purchase an additional 38,000 shares of New FBR Class A common stock.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Virginia Stock Corporation Act permits a Virginia corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The articles of incorporation of the Registrant contain such a provision.

                  The articles of incorporation of the Registrant authorize it to obligate itself to indemnify (and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding involving) (a) any current or former director or officer or (b) any individual who, while a director of the Registrant and at the request of the Registrant, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, member or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Registrant. The Virginia Stock Corporation Act requires a corporation (unless its articles of incorporation provide otherwise, which the Registrant's articles of incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

                  The Virginia Stock Corporation Act permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, when conducting themselves in good faith, unless it is established that (a) in their official capacities, they did not believe they acted in the best interests of the corporation, (b) in their non-official capacities, they acted against the best interests of the corporation or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Virginia Stock Corporation Act, a Virginia corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that the director or officer was judged liable to the corporation or that the director or officer received improper benefit. In addition, the Virginia Stock Corporation Act permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met, unless the individuals making advances know that the information in (a) or (b) is false.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

Exhibit
Number                                  Document Description
------                                  ---------------------
5.1 Opinion of William J. Ginivan, Senior Vice President and Chief Legal Officer of Friedman, Billings, Ramsey Group, Inc., as to the legality of the securities being registered.

23.1 Consent of PricewaterhouseCoopers LLP with respect to the financial statements of FBR Group.

23.2 Consent of KPMG LLP with respect to the financial statements of FBR Asset.

23.3                  Consent of William J. Ginivan (contained in Exhibit 5.1).

24.1 Powers of Attorney (included on the signature page of this Registration Statement).


ITEM 9.           UNDERTAKINGS.

                  A.       The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
        Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and

        Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on the 11th day of April, 2003.

                                         FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.


                                         By:       /s/ Emanuel J. Friedman
                                              ---------------------------------
                                              Name:    Emanuel J. Friedman
                                              Title:   Chairman and Co-Chief
                                                       Executive Officer



                  We, the undersigned officers and directors of Friedman, Billings, Ramsey Group, Inc., hereby severally and individually constitute and appoint Kurt R. Harrington and William J. Ginivan, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

                                    * * * * *
                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities as of April 11, 2003.


                      Signature                                    Title
                      ---------                                    ------
                                                                   Chairman, Co-Chief Executive Officer and
            /s/  Emanuel J. Friedman                                 Director (Principal Executive Officer)
------------------------------------------------------
                 Emanuel J. Friedman
                                                                   Vice Chairman, Co-Chief Executive Officer and
            /s/  Eric F. Billings                                    Director (Principal Executive Officer)
------------------------------------------------------
                 Eric F. Billings

            /s/  W. Russell Ramsey                                 Director
------------------------------------------------------
                 W. Russell Ramsey

            /s/  Daniel J. Altobello                               Director
------------------------------------------------------
                 Daniel J. Altobello

                                                                   Director
------------------------------------------------------
                 Peter A. Gallagher


                                      II-6

                      Signature                                    Title
                      ---------                                    ------

                                                                   Director
------------------------------------------------------
                 Stephen D. Harlan

            /s/  Russell C. Lindner                                Director
------------------------------------------------------
                 Russell C. Lindner

                                                                   Director
------------------------------------------------------
                 Wallace L. Timmeny

            /s/  John T. Wall                                      Director
------------------------------------------------------
                 John T. Wall

                                                                   Chief Financial Officer and Treasurer
            /s/  Kurt R. Harrington                                  (Principal Accounting Officer)
------------------------------------------------------
                 Kurt R. Harrington


                                  EXHIBIT INDEX

Exhibit
Number                          Document Description
------                          ---------------------
5.1 Opinion of William J. Ginivan, Senior Vice President and Chief Legal Officer of Friedman, Billings, Ramsey Group, Inc., as to the legality of the securities being registered.

23.1 Consent of PricewaterhouseCoopers LLP with respect to the financial statements of FBR Group.

23.2 Consent of KPMG LLP with respect to the financial statements of FBR Asset.

23.3                  Consent of William J. Ginivan (contained in Exhibit 5.1).

24.1 Powers of Attorney (included on the signature page of this Registration Statement).